UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 1, 2010 (September 1, 2010)

Seahawk Drilling, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34231	72-1269401
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Greenway Plaza, Suite 2700, Houston, Texas 77046

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (713) 369-7300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 1, 2010, Seahawk Drilling, Inc. (the “Company”) borrowed approximately $11.5 million under its Revolving Credit Agreement dated as of August 4, 2009 among the Company, as borrower, certain of its subsidiaries, Natixis, New York Branch, as administrative agent, and other lenders and agents party thereto, and as amended from time to time (the “Credit Agreement”) (incorporated by reference to Exhibit 4.2 of the Company’s Registration Statement on Form 10 filed with the Securities and Exchange Commission on August 6, 2009, Exhibit 4.3 of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, Exhibit 4.4 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, Exhibit 4.1 of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010 and Exhibit 4.1 of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010). The Company will use the approximately $11.5 million, in addition to approximately $2.3 million of cash, to pay for work on the Seahawk 3000 drilling rig. The Company expects that the loan will bear interest at 6.75% and will be repaid no later than the termination date of the Credit Agreement. The foregoing summary is qualified in its entirety by reference to the terms and provisions of the Credit Agreement. The Credit Agreement is described in the information statement that was filed as an exhibit to the Company’s Registration Statement on Form 10, as amended, which was declared effective on August 12, 2009, which description is incorporated herein by reference.

The Company expects that the work on the Seahawk 3000 will be completed in the second or third week of November 2010. Upon completion, the Seahawk 3000 will commence working, pending the approval of permits, on its previously disclosed contracted backlog of approximately 197 days.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEAHAWK DRILLING, INC.

Date: September 1, 2010	By:	/s/ James R. Easter
James R. Easter
Senior Vice President and Chief Financial Officer

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